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                                                                     EXHIBIT 4.8

                                 GREY WOLF, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (the "Agreement") is entered into this 15th day of May 2001, by and between Grey Wolf, Inc., a Texas corporation (the "Company") and Robert E. Rose, an individual (the "Optionee").

                                    RECITALS

         WHEREAS, Optionee currently serves as a non-employee director of the Company;

         WHEREAS, the Company desires to grant to Optionee non-qualified options to purchase shares of the Company's common stock for services rendered and to be rendered as a member of the Company's board of directors;

         WHEREAS, the undersigned parties desire to formalize such agreement regarding the grant of stock options to Optionee as provided herein.

         NOW, THEREFORE, in consideration of the premises, material covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. GRANT OF OPTION. As of the date hereof (the "Grant Date"), the Company hereby grants to Optionee a non-qualified stock option (the "Option") to purchase a total of 75,000 shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), at an exercise price of $6.37 per share, subject to the terms and conditions provided herein.

         2. EXERCISE PERIOD. The Option shall be exercisable by Optionee as to thirty-three percent (33%) of the Option Shares one (1) year after the date of this Agreement, as to an additional thirty-three percent (33%) of the Option Shares two (2) years after the date of this Agreement and, as to an additional thirty-four percent (34%) of the Option Shares three (3) years after the date of this Agreement. The Option shall expire and terminate as to any Option Shares not purchased by the Optionee on or before the tenth anniversary of the date of this Agreement (the "Expiration Date"), subject to earlier termination as set forth herein. Notwithstanding any other provision of this Agreement to the contrary, the Option shall be immediately exercisable by Optionee as to one hundred percent (100%) of the Option Shares as provided in Section 11(d) of this Agreement.

         3. EXERCISE OF OPTION. This Option shall be exercisable during the exercise period, subject to the provisions, as follows:

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                  (a) Right of Exercise. This Option is exercisable at any time during the exercise period, in whole or in part; provided, however, that this Option may only be exercisable to acquire whole shares of Common Stock.

                  (b) Method of Exercise. This Option is exercisable by delivery of this Agreement and a written notice to the attention of the Secretary of the Company, no fewer than five business days before the proposed effective date of exercise, signed by Optionee, specifying the number of Shares to be acquired on, and the effective date of, such exercise. Optionee may withdraw notice of exercise of this Option at any time before close of business on the business day preceding the proposed exercise date, and in this instance, the Company will return this Agreement to the Optionee.

                  (c) Method of Payment. Payment of the exercise price for the Shares purchased under this Option shall be delivered, in person or by certified mail to the attention of the Secretary of the Company, on the effective date of exercise either (i) in cash, or by certified check, bank cashier's check, payable to the order of the Company or by wire transfer to an account designated in writing by the Company to the Optionee, or (ii) subject to the approval of the board of directors of the Company, (A) in shares of Common Stock owned by the Optionee and valued at their fair market value on the effective date of exercise, as determined by such board in its sole discretion, (B) through a cashless exercise, in which the Optionee shall exchange a number of the options subject to such a cashless exercise for that number of shares of Common Stock determined by multiplying the number of shares into which such exchanged option is exercisable by a fraction, the numerator of which is the fair market value of a share of Common Stock on the exercise date, as determined by such board in its sole discretion, minus the exercise price for such option, and the denominator of which is such fair market value of a share of Common Stock on the exercise date, or
         (C) in any combination of the payment methods described in (i) or
         (ii)(A) or (B), above. If payment is made in shares of Common Stock such shares must be delivered to the Secretary, duly endorsed in blank or accompanied by stock powers duly executed in blank, and any other documents that the Secretary may require.

         4. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares or the method of payment of the consideration for such Shares would constitute a violation of any applicable federal or state securities or other laws or regulations, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board, or any rules or regulations of any stock exchange on which the Common Stock may be listed.

         5. NON-TRANSFERABILITY OF OPTION. During the lifetime of the Optionee, this Option may only be exercised by the Optionee. This Option is not assignable or transferable, in whole or in part, other than by will or by the laws of descent and distribution.

         6. ISSUANCE OF CERTIFICATE. As soon as reasonably practicable after the exercise of this Option in accordance with Section 3, the Company shall issue to the Optionee a certificate representing


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the Shares acquired, together with delivery of a new stock option agreement to the extent any Options remain after such exercise. Each certificate representing Shares shall bear conspicuous legends worded substantially as follows, in addition to any other legends required by law:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE LAWS OR UPON DELIVERY TO THIS CORPORATION OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE CORPORATION IS AUTHORIZED TO ISSUE SHARES OF MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF A CLASS. THE CORPORATION WILL FURNISH A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OR STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, WITHOUT CHARGE, TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPY.

THE ARTICLES OF INCORPORATION OF THIS CORPORATION DENY PREEMPTIVE RIGHTS TO ITS SHAREHOLDERS. A FULL STATEMENT OF SUCH LIMITATION IS SET FORTH IN THE ARTICLES OF INCORPORATION ON FILE IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF TEXAS. THE CORPORATION WILL FURNISH A COPY OF SUCH STATEMENT TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

         7. SECURITIES LAW REQUIREMENTS. The Optionee agrees and understands that the Shares may be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, assigned or transferred, unless the sale, assignment or transfer of such shares is registered under the Securities Act and applicable blue sky laws, as now in effect or hereafter amended, or there is furnished an opinion of counsel in form and substance satisfactory to the Company from counsel acceptable to the Company that such registrations are not required.

         8. NO RIGHTS AS SHAREHOLDER. The Optionee shall not have any rights as a shareholder with respect to any of the Shares until the date of issuance by the Company to the Optionee of a stock certificate representing such Shares pursuant to Section 6 hereof. Except as otherwise provided in Section 9 hereof, the Optionee shall not be entitled to any dividends, cash or otherwise, or any adjustment of the Shares for such dividends, if the record date therefor is prior to the date of issuance of such stock certificate.

         9. CORPORATE PROCEEDINGS OF THE COMPANY.

                  (a) The existence of the Option shall not affect in any way the right or power of the Company or its officers, directors and shareholders, as the case may be, to (i) make or authorize any adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, (ii) participate in any merger or consolidation of the


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         Company, (iii) issue any Common Stock, bonds, debentures, preferred or prior preference stock or any other securities affecting the Common Stock or the rights of holders thereof, (iv) dissolve or liquidate the Company, (v) sell or transfer all or any part of the assets or business of the Company, or (vi) perform any other corporate act or proceedings, whether of a similar character or otherwise.

                  (b) If the Company merges into or with or consolidates with (such events collectively referred herein as a "Merger") any corporation or corporations or entity or entities and is not the surviving corporation, then the surviving corporation may assume the Option or substitute a new option of the surviving corporation for the Option; provided, however, that the excess of the aggregate fair market value of the securities subject to the Option immediately after such assumption, or the new option immediately after such substitution, over the aggregate exercise price of such shares must be, based upon a good faith determination by the Board of Directors of the Company, not less than the excess of the aggregate fair market value of the Common Stock subject to the Option immediately before such substitution or assumption over the aggregate exercise price of such Common Stock.

                  (c) In the event that the surviving corporation does not utilize the provisions of (b) above, or in the event of a dissolution or liquidation of the Company, the Company shall cause written notice of such Merger or dissolution or liquidation (and the material terms and conditions thereof) to be delivered to the Optionee at least ten
         (10) days prior to the proposed effective date (the "Effective Date") of such event. The Optionee shall be entitled to exercise the option (as to all Option Shares whether or not the Option is then otherwise exercisable under Section 2) until the Effective Date, or until the Expiration Date, if earlier. To the extent that the Merger or liquidation is consummated after the Effective Date, the Option shall terminate and the Company shall have no further obligations of any type hereunder. The provisions of this paragraph shall not apply to any merger or reorganization, the principal purpose of which is to change the jurisdiction of the domicile of the Company.

                  (d) If, while the Option is outstanding, the Company shall effect a subdivision or consolidation of the shares of Common Stock or other capital readjustment, the payment of a common stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) in the event of an increase in the number of shares of Common Stock outstanding, the number of Shares shall be proportionately increased, and the per share exercise price shall be proportionately reduced, and (ii) in the event of a reduction in the number of shares of Common Stock outstanding, the number of Shares shall be proportionately reduced, and the per share exercise price shall be proportionately increased. No fractional share of Common Stock shall be issued upon any such exercised and the exercise price shall be appropriately reduced on account of any fractional share not issued.

                  (e) The issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, including Common Stock, for cash, property,


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         labor or services rendered, either upon direct sale or upon the exercise of rights, options, or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares or the exercise price thereof.

         10. REGISTRATION RIGHTS. The Optionee shall have no registration rights with respect to the Shares.

         11. TERMINATION. Except as otherwise provided in Section 9(c) hereof, this Option, to the extent not previously exercised, shall terminate on the earliest of the following to occur:

                  (a) on the last day of the three-month period commencing on the date on which the Optionee ceases to be a member of the Company's board of directors, for any reason other than death of the Optionee, during which period the Optionee shall be entitled to exercise all or any portion of this Option held by Optionee on the date of such cessation, to the extent such Option was exercisable by Optionee on such date of such cessation, and subject to the provisions of Section 3 hereof;

                  (b) on the last day of the one year period commencing on the date of the Optionee's death while serving as a member of the Company's board of directors, during which period the executor or administrator of the Optionee's estate or the person or persons to whom the Optionee shall have transferred all or any portion of this Option by will or the laws of descent and distribution, shall be entitled to exercise all or any portion of the respective Option, to the extent such Option would have been exercisable by Optionee on the date of his or her death, and subject to the provisions of Section 3 hereof; or

                  (c) ten years after the Grant Date.

                  (d) Notwithstanding the foregoing, the Optionee may exercise the Option as to all of the Option Shares (whether previously exercisable or not) on or before one (1) year after a Change of Control of the Corporation shall be deemed to have occurred.

                  For the purposes of this Agreement, a "Change of Control of the Corporation" shall be deemed to have occurred if after the effective date of this Agreement (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 [the "Act"]), directly or indirectly, or securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities; (ii) there occurs a proxy contest or a consent solicitation, or the Corporation is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, other than as a result of an event described in clause (ii) of this paragraph, individuals who at the


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         beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                  Nothing in (a), (b), (c) or (d) shall extend the time for exercising the Option granted pursuant to this Agreement beyond the Expiration Date.

         12. TERM OF DIRECTORSHIP. This Option shall not grant to Optionee any right to continue serving as a member of the Company's board of directors.

         13. INDEPENDENT LEGAL AND TAX ADVICE. The Optionee has been advised and been provided the opportunity to obtain independent legal and tax advice regarding the grant and exercise of this Option and the disposition of any Shares acquired thereby.

         14. AMENDMENT. This Agreement may not be amended, modified or waived except by a written instrument signed by the party against whom enforcement of any such modification, amendment or waiver is sought.

         15. GOVERNING LAW. This Agreement shall be governed by and shall be construed and enforced in accordance with the laws of the State of Texas.

         16. NOTICES. All notices, requests, demands or other communications permitted to be given hereunder shall be in writing and shall be deemed property given or made when personally delivered to an officer of the Company or to the Optionee, as the case may be, or if mailed when deposited in the United States mails by certified or registered mail, return receipt requests, postage prepaid, and addressed to the address set forth for each party on the signature page hereto. Any party may change its address by giving notice in writing to the other party stating the new address, and such change will be effective immediately upon receipt of such notice.

         17. COUNTERPARTS. This Agreement may be executed in two or more counterparts by original or facsimile signature, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the Company and the Optionee have caused this
Agreement to be duly executed as of the date first above written.


                                            GREY WOLF, INC.



                                            By: /s/ David W. Wehlmann
                                                -------------------------------
                                                     David W. Wehlmann
                                                     Senior Vice President and
                                                     Chief Financial Officer


                                            Address:      Grey Wolf, Inc.
                                                          10370 Richmond,
                                                          Suite 600
                                                          Houston, Texas 77042
                                                          Attn: President

                                            Facsimile:    713-435-6171




                                            OPTIONEE:

                                            /s/ Robert E. Rose
                                            -----------------------------------
                                            Robert E. Rose
                                            Global Marine Inc.
                                            777 North Eldridge Parkway
                                            Houston, Texas 77079




                                            Facsimile:    281-596-5142